UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 27, 2006

GRANAHAN McCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33075	02-0761911
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

179 Stony Brook Road
Hopewell, NJ 08525
(609) 333-1200
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 333-1200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 24, 2006, Granahan McCourt Acquisition Corporation (the “Company”) closed its initial public offering (“IPO”) of 11,250,000 Units (“Units”). Each Unit consists of one share of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), and one Warrant (“IPO Warrant”), each to purchase one share of the Company’s Common Stock at $6.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $90 million. A copy of the prospectus with respect to the IPO may be obtained from Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005.

Prior to the closing of the IPO, David C. McCourt, the Company’s Chairman, President, and Chief Executive Officer, purchased 4,000,000 warrants (“Sponsor Warrants”), each to purchase one share of the Company’s Common Stock at $6.00 per share (the “Sponsor Warrant Purchase”). The Sponsor Warrants were sold at an offering price of $1.00 per Sponsor Warrant, generating gross proceeds of $4,000,000 for the Company.

Proceeds of $88,650,000 were placed in the Company’s trust account including $85,050,000 of the proceeds from the IPO and the Sponsor Warrant Purchase and $3,600,000 million of deferred underwriting discounts and commissions.

Audited financial statements as of October 24, 2006 reflecting receipt of the proceeds received by the Company in connection with the IPO and the Sponsor Warrant Purchase are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Audited Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006	GRANAHAN McCOURT ACQUISITION CORPORATION

	By:	/s/ David C. McCourt
David C. McCourt
Chairman, Chief Executive Officer and President

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